EXHIBIT 3.1(b)

                            CERTIFICATE OF AMENDMENT
                                       TO
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             UCAR INTERNATIONAL INC.

               I, Karen G. Narwold, hereby certifies that:

         1. The name of the corporation is UCAR International Inc. (the "Corporation").

         2. I am the Vice President, General Counsel, Human Resources and Secretary of the Corporation.

         3. The Corporation is duly organized and validly existing under the General Corporation Law of the State of Delaware, as amended.

         4. The Board of Directors of the Corporation, by resolutions duly adopted, declared it advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended in order to change the name of the Corporation to GrafTech International Ltd.

         5. This Amendment to the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted, effective May 7, 2002, in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         6. Article FIRST of the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended in its entirety to read as follows:

        "FIRST:       NAME
                      ----

                      The  name of this  corporation  is  GrafTech
                      International  Ltd. (the "Corporation")."

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment on this 7th day of May, 2002.

                                                   /S/ KAREN G. NARWOLD
                                             -----------------------------------
                                             Karen G. Narwold
                                             Vice President, General Counsel,
                                             Human Resources and Secretary

State of Delaware            )
County of New Castle         )

Sworn to before me this day of May 7th 2002.

      /S/ REBECCA E. GREEN
------------------------------------
Notary Public